Exhibit 5.1

811 Main Street, Suite 2500 | Houston, TX 77002 | T 713.821.7000 | F 713.821.7001

Holland & Knight LLP | www.hklaw.com

July 11, 2024

Contango ORE, Inc.

516 2nd Avenue, Suite 401

Fairbanks, Alaska 99701

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special United States counsel to Contango ORE, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a shelf registration statement on Form S-3 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale from time to time pursuant to Rule 415 under the Securities Act by certain selling stockholders to be named therein, of up to 1,698,887 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issued pursuant to a definitive arrangement agreement (the “Arrangement Agreement”) entered into on May 1, 2024 by and among the Company, Contango Mining Canada Inc., a corporation organized under the laws of British Columbia and a wholly owned subsidiary of the Company, and HighGold Mining Inc., a corporation existing under the laws of the Province of British Columbia. We understand that the Securities are to be offered and sold in the manner set forth in the Registration Statement. This opinion is being issued pursuant to the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act.

In so acting, we have examined original counterparts or copies of original counterparts of the following documents:

(i)   The Registration Statement and all exhibits thereto.

(ii)  The Company’s Certificate of Incorporation and Certificate of Amendment to Certificate of Incorporation.

(iii)  The Company’s Bylaws.

(iv)  The Arrangement Agreement.

(v)   Resolutions of the Board of Directors of the Company in connection with the Registration Statement.

Atlanta | Austin | Birmingham | Boston | Century City | Charlotte | Chattanooga | Chicago | Dallas | Denver | Fort Lauderdale

Fort Worth | Houston | Jacksonville | Los Angeles | Miami | Nashville | New York | Orange County | Orlando | Philadelphia

Portland | Richmond | San Francisco | Stamford | Tallahassee | Tampa | Tysons | Washington, D.C. | West Palm Beach

Contango ORE, Inc.

July 11, 2024

We have also examined originals or copies of such records of the Company, certificates and web sites of public officials and of officers or other representatives of the Company and agreements and other documents, and made such other investigations, as we have deemed necessary, subject to the assumptions set forth below, as a basis for the opinions expressed below.

In rendering the opinions set forth herein, we have assumed:

(i)   The genuineness of all signatures (whether manual, electronic or otherwise) and, to the extent that a signature on a document is manifested by electronic or similar means, such signature has been executed or adopted by a signatory with an intent to authenticate and sign the document.

(ii)  The authenticity of the originals of the documents submitted to us.

(iii)  The conformity to authentic originals of any documents submitted to us as copies.

(iv)  As to matters of fact, the truthfulness of the representations made or otherwise incorporated in the Registration Statement and representations and statements made in certificates or web sites of public officials and officers or other representatives of the Company.

(v)  That the offer and sale of Shares under the Arrangement Agreement complies in all respects with the terms, conditions and restrictions set forth in the Registration Statement and the Arrangement Agreement.

We have not independently established the validity of the foregoing assumptions.

Based on the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and paid for in the manner described in the Arrangement Agreement, will be validly issued, fully paid and nonassessable.

Our opinion is limited to the General Corporation Law of the State of Delaware, including all reported judicial decisions interpreting such laws, and we do not express any opinion herein concerning any other laws.

This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof, and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

Contango ORE, Inc.

July 11, 2024

We consent to the reference to this firm in the Registration Statement under the caption “Legal Matters” as the attorneys who will pass upon the legal validity of the Shares and to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. Our consent, however, shall not constitute an admission to our being experts as provided for in Sections 7 and 11 of the Securities Act.

Respectfully submitted,

/s/ Holland & Knight LLP

HOLLAND & KNIGHT LLP